Exhibit 1.1
Underwriting Agreement

BOFI HOLDING INC.
6.25% Fixed Rate Subordinated Notes due 2026
UNDERWRITING AGREEMENT
February 25, 2016

FBR CAPITAL MARKETS & CO.
as Representative of the several Underwriters
c/o FBR Capital Markets & Co.
1001 19th Street North
Arlington, Virginia 22209

Ladies and Gentlemen:
BofI Holding, Inc., a Delaware corporation (the “Company”), proposes, subject to the conditions hereinafter stated, to issue and sell to the public through the several Underwriters named in Schedule I attached hereto (the “Underwriters”), an aggregate principal amount of $45,000,000 of the Company’s 6.25% Subordinated Notes due 2026 (the “Firm Securities”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (this “Agreement”) in connection with the public offering (the “Offering”) and sale of the Firm Securities. In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3(b) hereof, up to an additional $6,750,000 aggregate principal amount of the Company’s 6.25% Subordinated Notes due 2026 (the “Optional Securities”). The Firm Securities and the Optional Securities are, collectively, hereinafter called the “Securities.” The Securities are to be issued pursuant to the provisions of an Indenture in the form included as an exhibit to the Shelf Registration Statement (as defined below) and to be dated as of March 3, 2016 (the “Base Indenture”) as supplemented by a First Supplemental Indenture to be dated as of March 3, 2016 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank, National Association, as trustee with respect to the Securities (the “Trustee”).
FBR Capital Markets & Co. shall act as the representative (the “Representative”) of the several Underwriters.
This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.
1.Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Time of Sale (as defined below) and as of each Closing Date (as defined below), and agrees with each Underwriter, that:

Exhibit 1.1
Underwriting Agreement

(a)Compliance with Registration Requirements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202187) (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. The Shelf Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) and originally became effective on February 25, 2015 (the “Original Registration Statement”). The Company is, and at all times from and after the filing of the Shelf Registration Statement has been, a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Shelf Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Shelf Registration Statement as an automatic shelf registration statement. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.
The Shelf Registration Statement includes a prospectus dated February 19, 2015 (the “Base Prospectus”). Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

Exhibit 1.1
Underwriting Agreement

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to, in the case of the Preliminary Prospectus, the Time of Sale (defined below) and, in the case of the Prospectus, prior to the termination of this offering, and any document that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.
At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
(b)    Requests of the Commission; No Stop Order. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information in connection with the Registration Statement or the transactions contemplated hereunder. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. As used herein, the phrase “to the knowledge of the Company” and similar phrases means such knowledge after due inquiry.
(c)    Time of Sale Disclosure Package. The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) and at each Closing Date complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the

Exhibit 1.1
Underwriting Agreement

Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 of the Trustee or (ii) statements in or omissions from the Time of Sale Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 13 hereof.
(d)    Registration Statement; Prospectus(es). Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Representative pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at any Closing Date, and each of the Statutory Prospectus and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at any Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act. Each part of the Registration Statement at the time such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Statutory Prospectus and the Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at any Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of the Trustee or (ii) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 13 hereof.
(e)    Time of Sale Disclosure Package and Issuer Limited-Use Free Writing Prospectuses. Neither (A) any Issuer General-Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II attached hereto and the Statutory Prospectus at the Time of Sale, considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact

Exhibit 1.1
Underwriting Agreement

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of either the Trustee or (ii) statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 hereof. As used in this paragraph and elsewhere in this Agreement:
(i)    “Time of Sale” means 5:15 p.m. (New York time) on the date of this Agreement.
(ii)    “Statutory Prospectus” means the Base Prospectus, as amended and supplemented the Preliminary Prospectus, included any document incorporated therein or deemed to be incorporated therein.
(iii)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (1) is required to be filed with the Commission by the Company, (2) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or (3) is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
(iv)    “Issuer General-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II attached hereto.
(v)    “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General-Use Free Writing Prospectus.
(f)    Issuer Free Writing Prospectus(es).
(1)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representative as prescribed in Section 12 hereof, when taken together with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, did not, does not and will not contain any untrue statement

Exhibit 1.1
Underwriting Agreement

of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished in writing to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 hereof.
(A)    Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
(g)    No Other Offering Materials. The Company has not distributed and will not distribute, prior to the later of any applicable Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative and listed in Schedule II attached hereto or the Registration Statement.
(h)    Financial Statements. The financial statements of the Company and its consolidated Subsidiaries set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3‑05 or Rule 3‑14 of Regulation S‑X

Exhibit 1.1
Underwriting Agreement

with respect to operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S‑K under the Securities Act, to the extent applicable.
(i)    XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, at the respective time they were or hereafter are filed with the Commission (in each case, after reflecting any amendments thereto filed with the Commission prior to the date hereof), conformed and complied, conform and comply and will conform and comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder, and did not, do not and, at the time of filing, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no contracts or documents of the Company or any of the Subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the Commission thereunder which have not been so described and filed.
(k)    Subsidiaries. Each of the Company and each “significant subsidiary” (as that term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good

Exhibit 1.1
Underwriting Agreement

standing under the laws of the jurisdiction of its organization, with requisite power and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary.
(l)    Capitalization. The capitalization of the Company is as set forth under the caption “Capitalization” in the Time of Sale Disclosure Package and the Prospectus, and the Securities conform to the description thereof contained under the caption “Description of the Notes” in the Time of Sale Disclosure Package and the Prospectus. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the offering or sale of the Securities as contemplated by this Agreement, give rise to any rights for or relating to the registration of its outstanding securities. All of the outstanding limited liability company or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company or other equity interests of any Subsidiary other than those described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
(m)    Public Accountants. BDO USA, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Time of Sale Disclosure Package or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations are registered with the Public Company Accounting Oversight Board.
(n)    Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Representative on behalf of the Underwriters, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal

Exhibit 1.1
Underwriting Agreement

requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(o)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, as of the First Closing Date, the Indenture will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, and, assuming that the Indenture is a valid and binding obligation of the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.
(p)    Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, as of the Closing Date, will have been validly executed and delivered by the Company, and, when authenticated in the manner provided for in the Indenture, issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
(q)    Corporate Power and Authority. The Company has full corporate power and authority to enter into the transactions contemplated by this Agreement, the Indenture and the Securities.
(r)    No Violations or Conflicts. None of the Company or any Subsidiary is (i) in violation of its articles or certificate of incorporation, charter, by‑laws, declaration of trust, partnership agreement, operating agreement, or other governing instrument (“Governing Instruments”) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not

Exhibit 1.1
Underwriting Agreement

result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and in the Time of Sale Disclosure Package and the Prospectus (including the issuance and sale of the Securities pursuant to this Agreement and the use of the net proceeds from the sale of the Securities as described in the Time of Sale Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company or any Subsidiary or of any Laws, except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company or any Subsidiary. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Articles or Certificate of Incorporation and Bylaws of the Company (the “Bylaws”), and requirements of the Nasdaq Stock Market.
(s)    No Material Adverse Change. Since June 30, 2015, except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (including filings incorporated by reference therein): (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) nor any development or event that could reasonably expected to be a Material Adverse Effect, (B) there have been no transactions entered into by the Company or any Subsidiary, which are material with respect to the Company and the Subsidiaries considered as one enterprise, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or and (D) except for regular quarterly distributions on the Company’s preferred stock, if any, there has been no

Exhibit 1.1
Underwriting Agreement

dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(t)    Description of the Securities and the Indenture. The Securities and the Indenture conform to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder.
(u)    No Stabilization. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of its securities facilitate the sale or resale of the Securities.
(v)    Accounting Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.
(w)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.
(x)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and

Exhibit 1.1
Underwriting Agreement

fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.
(y)    No Unlawful Payments. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employees or agents of the Company or any of the Subsidiaries, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.
(z)    Investment Company Status. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the net proceeds there from as described in the Time of Sale Disclosure Package or the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(aa)    Sarbanes-Oxley Act. The Company and its officers and directors, in their capacity as such, are in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are currently effective and the applicable rules and regulations promulgated in connection therewith.
(bb)    Consents and Approvals. No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before the First Closing Date, under the Securities Act and such as may be required by the Nasdaq Stock Market (“Nasdaq”), the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.
(cc)    No Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of it or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(dd)    Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on

Exhibit 1.1
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the business now operated by them. Neither the Company, nor any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(ee)    Governmental Licenses. Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The Company’s operating policies described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.
(ff)    Certain Bank Regulatory Matters. The Company is duly registered as a federal savings and loan holding company under the Home Owners Loan Act, as amended (the “HOLA”). The Company’s banking subsidiary, BOFI Federal Bank, FSB (the “Bank”) has been duly chartered and is validly existing as a federal savings bank under the HOLA in good standing, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Bank is an “insured depository institution” within the meaning of Section 3(a)(2) of the Federal Deposit Insurance Act, as mended and no proceeding for the termination or revocation of deposit insurance is pending or, to the knowledge of the Company, threatened.
(gg)    Legal Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or

Exhibit 1.1
Underwriting Agreement

body, domestic or foreign, now pending, or, to the knowledge of the Company threatened, against or affecting the Company, or any Subsidiary, which is required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.
(hh)    No Violations of Law. Except as disclosed in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries are currently conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with the U.S. Department of Treasury, Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its Subsidiaries (the “Bank Regulatory Authorities”); the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws and other laws relating to discrimination, the Bank Secrecy Act and the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Bank Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) asserting that the Company or any of its subsidiaries is not currently in compliance with any such statute, law, rule, regulation, decision, directive or order.
(ii)    No Bank Regulatory Enforcement Actions. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has

Exhibit 1.1
Underwriting Agreement

been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management and applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries are each in substantial compliance with all Regulatory Agreements, and to the Company’s knowledge there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.
(jj)    Certain Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.
(kk)    Compliance with Environmental Laws. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Company or any of the Subsidiaries is in material violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there

Exhibit 1.1
Underwriting Agreement

are no events or circumstances that might reasonably be expected to form the basis of an order for clean‑up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(ll)    Taxes. The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
(mm)    Compliance with ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability. Neither the Company nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.
(nn)    Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or either of its Subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company or either of its Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its

Exhibit 1.1
Underwriting Agreement

Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(oo)    Compliance with OFAC. Neither the Company nor or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.
(pp)    Statistical Data. The statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were obtained or derived from publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believed to be reliable and accurate as of the respective dates that such data were first included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.
(qq)    Non-GAAP Financial Measures. All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K promulgated under the Rules and Regulations.
(rr)    No Planned Resignations. To the knowledge of the Company, no director, officer or other key employee of the Company or its Subsidiaries named in the Time of Sale Disclosure Package or the Prospectus intends to terminate his or her affiliation with the Company or its Subsidiaries during the next 60 days.
(ss)    FCPA Compliance. Neither the Company, nor, to the Company’s knowledge, any affiliate of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

Exhibit 1.1
Underwriting Agreement

(tt)    No Finders or Brokers. Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company of any Underwriter with respect to the sale of the Securities hereunder or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Underwriters’ compensation in connection with the Offering, as determined by FINRA.
(uu)    No Undisclosed Compensation. Except with respect to the Representative in connection with the Offering, or as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.
(vv)    No Stabilization. Neither the Company nor any of its officers or directors has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any of the Company’s securities to facilitate the sale or resale of the Securities.
(ww)    Exchange Act Registration. The Securities to be sold by the Company hereunder are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.
(xx)    Forward-Looking Statements. The information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and any Issuer Free Writing Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

Exhibit 1.1
Underwriting Agreement

(yy)    Certain Federal Reserve Regulations. The issuance of the Securities in accordance with the provisions of the Underwriting Agreement will not result in a violation of Regulation T, U or X of the Federal Reserve.
Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
2.    Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:
(a)    Other than the Final Term Sheet, as defined below, it has not and will not use, authorize use of, refer to or participate in the planning for use of, any “ free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (A) any Issuer Free Writing Prospectus or (B) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.
(b)    It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.
3.    Purchase of the Securities by the Underwriters.
(a)    Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I attached hereto at a purchase price of 96.85% of the principal amount thereof with respect to the Firm Securities, plus accrued interest, if any, from the First Closing Date (as defined below). The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

Exhibit 1.1
Underwriting Agreement

(b)    In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Securities to be purchased by each of them (subject to such adjustment as the Representative may determine to ensure that the Optional Securities are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof), all or a portion of the Optional Securities, at a purchase price of 96.85% of the principal amount thereof with respect to such purchased Optional Securities. This option may be exercised by the Representative on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate amount of Optional Securities as to which the option is being exercised and the date and time when the Optional Securities are to be delivered (such date and time being hereinafter referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be (i) earlier than the First Closing Date (as defined below) or (ii) later than the tenth business day after the date on which the option shall have been exercised. The number of Optional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Optional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Securities (subject, in each case, to such adjustment as the Representative may determine to ensure that the Option Securities are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof), subject to adjustment in accordance with Section 8 hereof.
4.    Delivery of and Payment for Securities. Payment of the purchase price for the Securities shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Securities to the Representative through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 3, 2016 (unless another time shall be agreed to by the Representative and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made with respect to the Firm Securities is hereinafter sometimes called the “First Closing Date.” Each of the First Closing Date and the Option Closing Dates is herein individually referred to as a “Closing Date” and collectively they are referred to as the “Closing Dates.” Electronic transfer of the Securities shall be made to the Underwriters at the First Closing Date in such names and in such denominations as the Representative shall specify.
Payment of the purchase price for the Optional Securities shall be made at the applicable Option Closing Date in the same manner and at the same office as the payment for the Firm Securities. Electronic transfer of the Optional Securities shall be made to the Underwriters at the

Exhibit 1.1
Underwriting Agreement

Option Closing Date in such names and in such denominations as the Representative shall specify.
Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Manatt, Phelps & Phillips, LLP, One Embarcadero Center, San Francisco, California 94111 (or such other place as mutually may be agreed upon), at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Securities or the Optional Securities, as the case may be.
5.    Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:
(a)    Amendments and Supplements. During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including the Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.
(b)    Notice of Certain Events; Stock Orders. During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement or the Offering, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Securities from any securities exchange upon which they are then listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and

Exhibit 1.1
Underwriting Agreement

use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
(c)    Certain Necessary Amendments or Supplements. (i) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters, at its own expense, amendments or supplements to the Time of Sale Disclosure Package, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with applicable law.
(d)    Issuer Free Writing Prospectuses. The Company agrees that, until the First Closing Date, unless it obtains the prior written consent of the Representative, it will not

Exhibit 1.1
Underwriting Agreement

make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II attached hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.
(e)    Copies of Registration Statement. The Company shall furnish to the Underwriters upon request, from time to time and without charge, copies of the Registration Statement and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
(f)    Blue Sky Qualification. The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g)    Rule 158. The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.
(h)    Net Proceeds. The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the caption “Use of Proceeds”. The Company anticipates that the net proceeds from the sale of the Securities will, in their entirety, qualify as tier 2 capital under the regulations and policies of the Federal Reserve applicable to the Company.

Exhibit 1.1
Underwriting Agreement

(i)    Annual Reports. The Company will furnish to its security holders (filed with the SEC via EDGAR) annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.
(j)    Listing. The Company will use its commercially reasonable efforts to effect the listing of the Securities on the Nasdaq Global Select Market.
(k)    Limits on Other Offerings. During the period beginning on the date hereof and continuing to and including 30 days after any Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any of its debt securities or rights to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) FHLB advances and commercial paper issued in the ordinary course of business or (iii) securities or rights permitted with the prior written consent of the Representative).
(l)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, provided that the Company may bid for and purchase its common stock in accordance with Regulation M and Rule 10b-18 under the Exchange Act.
(m)    Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
(n)    Sarbanes-Oxley Act. The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.
(o)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of any obligations of the Company under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith

Exhibit 1.1
Underwriting Agreement

and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the reasonable, documented fees and disbursements of one counsel to the Underwriters in an amount not to exceed $105,000, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) any fees payable in connection with the rating of the Securities, (xii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Securities, and (xiii) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq.
(p)    Final Term Sheet. Unless otherwise requested by the Representative, the Company will prepare a final term sheet containing only a description of the final terms of the Securities, in the form specified in Schedule III, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer General-Use Free Writing Prospectus for purposes of this Agreement.
(q)    DTC Eligibility The Company will use its commercially reasonable efforts, in cooperation with the Representative, to cause the Securities to be eligible for clearance and settlement through the Depository Trust Company and use its commercially reasonable efforts to maintain such eligibility for so long as the Securities remain outstanding.
(r)    Notice of Downgrades. The Company will notify the Representative of any downgrading in the rating of the Securities or any other debt securities of the Company, or any public announcement of placement of the Securities or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or any notice of a possible change in any such rating that does not indicate the direction of the possible change, in each case by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), promptly after the Company learns of any such downgrading or public announcement.

Exhibit 1.1
Underwriting Agreement

6.    Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date), and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    Registration Statement Effective. The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representative shall approve, and all filings required by Rules 424, 430A, 430B, 430C and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.
(b)    Opinion Counsel to the Company. On each Closing Date, the Representative shall have received the favorable opinions of Loeb & Loeb LLP, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A attached hereto.
(c)    Opinion of Counsel to the Underwriters. On each Closing Date, the Representative shall have received the favorable opinion of Manatt, Phelps & Phillips, LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.
(d)    Certificate of Officers. There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:
(A)    The representations and warranties of the Company in this Agreement, are true and correct, as if made at and as of such Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date);
(B)    The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in each case with respect to the Offering, at or prior to such Closing Date;

Exhibit 1.1
Underwriting Agreement

(C)    No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated by the Commission; and
(D)    Any and all filings required of the Company by Rules 424, 430A, 430B, 430C and 433 under the Securities Act have been timely made; and
(e)    Comfort Letters. On the date hereof, and on each Closing Date, the Representative shall have received from each of BDO USA, LLP, and Crowe Horwath, LLP letters dated the date hereof, and dated as of each Closing Date, as applicable, addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus provided that on the First Closing Date, in lieu of such letters, either or both of such firms may deliver a letter to the effect that it reaffirms the statements made in such letter furnished on the date hereof pursuant to this Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to First Closing Date.
(f)    No Material Adverse Effect. Since the date of the Prospectus, there has not been a Material Adverse Effect.
(g)    FINRA. FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(h)    Trustee. The Company shall have appointed the Trustee, or an agent or agents satisfactory to the Trustee, to act as registrar, transfer agent and principal paying agent under the Indenture.
(i)    Rating. On or prior to each Closing Date, the Securities shall have received the rating assigned by Kroll Bond Rating Agency, Inc., or any other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, as the Representative shall deem satisfactory, as BBB- or above. The Company shall have delivered to the Representative a letter, dated as of or prior to such date, from each such rating organization that has rated the Securities, or other evidence satisfactory to the Representative, confirming that the Securities have such rating.

Exhibit 1.1
Underwriting Agreement

(j)    Other Information and Documents. On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.
All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.
7.    Indemnification and Contribution.
(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, controlling person, director, officer, employee or agent may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (iv) any breach of any representation, warranty or covenant of the Company contained herein, (v) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, provided, however, the Company will not be liable in the case of (i), (ii) and (iii) above only to the extent that any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use in such Registration Statement,

Exhibit 1.1
Underwriting Agreement

Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus; and the Company agrees to reimburse any Underwriter or any such director, officer, employee, agent, controlling person for any legal and other expense reasonably incurred by the Underwriter or any such director, officer, employee, agent, controlling person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its affiliates and employees, and their respective directors, officers that signed the Registration Statement, and any other person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (iii) any omission or alleged omission from the Preliminary Prospectus, any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriters through the Representative to the Company expressly for use therein; and to reimburse the Company and any such person for any legal and other expense reasonably incurred by the Company or any such person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim.
(c)    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate

Exhibit 1.1
Underwriting Agreement

at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriters, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid

Exhibit 1.1
Underwriting Agreement

or payable by a party as a result of the losses, expenses, liabilities, damages or claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(e)    The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the underwriters’ directors, officers, employees, and agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
8.    Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities set forth opposite its name in Schedule I attached hereto purchasable by it pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not have the obligation, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Default Securities, this Agreement shall terminate

Exhibit 1.1
Underwriting Agreement

without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5(n) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date or the Option Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Time of Sale Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to the Securities.
9.    Effective Time and Termination. The obligations of the several Underwriters under this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company at any time prior to the First Closing Date or the Option Closing Date, as applicable, if (A) the Company shall have failed, refused or been unable, at or prior to the First Closing Date or the Option Closing Date, as applicable, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (B) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (C) trading in securities generally on the NYSE or the Nasdaq Global Select Market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (D) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the Nasdaq Global Select Market or other regulatory body of governmental authority having jurisdiction; (E) a general banking moratorium shall have been declared by federal or New York authorities; (F) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (G) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Representative’s reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; (H) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency shall have occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or

Exhibit 1.1
Underwriting Agreement

inadvisable to proceed with the completion of the public offering or the delivery of the Securities; or (I) the rating assigned by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) to the Securities or any other debt securities of the Company subsequent to the execution and delivery of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Securities or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or if any such rating agency shall have otherwise given any notice of a possible change in any such rating that does not indicate the direction of the possible change. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5 and 7 hereof.
Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.
10.    Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any affiliate or selling agent thereof, or any person controlling an Underwriter, any officers or directors of an Underwriter or any of the Company’s officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities.
11.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Company’s equity securities.

Exhibit 1.1
Underwriting Agreement

12.    Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Representative:	FBR Capital Markets & Co.
300 North 17th Street
Suite 1400
Arlington, Virginia 22209
Attention: Jamie Barber, Esq.

with a copy to:	Manatt, Phelps & Phillips, LLP
One Embarcadero Center
San Francisco, California 94111
Attention: David Gershon, Esq.
Facsimile: (415) 291-7474

If to the Company:	BofI Holding, Inc.
4350 La Jolla Village Drive, Suite 140
San Diego, California
Attn: Andrew J. Micheletti
Facsimile: (858) 764-6541

with a copy to:	Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, California 90067
Attention: Allen Z. Sussman, Esq.
Facsimile: (310) 919-3934

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.
13.    Information Furnished by Underwriters. The statements set forth under the caption “Underwriting” in the table concerning the name of each Underwriter, in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession and in the paragraphs concerning stabilizing or market-making activities in which the Underwriters may engage in any Preliminary Prospectus and the Prospectus constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (c), (d), (e) and (f) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

Exhibit 1.1
Underwriting Agreement

14.    Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director, employee, agent, or controlling person referred to in Section 7 hereof, and their respective successors and assigns or heirs and legal representatives, as applicable, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.
15.    Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the Nasdaq Global Select Market is open for trading.
16.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
17.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be permitted to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
18.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;
(b)    the price of the Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

Exhibit 1.1
Underwriting Agreement

(d)    the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
19.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
20.    Waiver of Jury Trial; Consent to Jurisdiction.
(a)    The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(b)    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
[Signature page follows.]

Exhibit 1.1
Underwriting Agreement

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.
Very truly yours,
BOFI HOLDING, INC.
By:    /s/ Andy Micheletti
Name:    Andy Micheletti
Title:    EVP & Chief Financial Officer
Confirmed and accepted as of the date first
above mentioned:
FBR CAPITAL MARKETS & CO.

By:    /s/ Paul Dellisola
Name:    Paul Dellisola
Title:    Senior Managing Director
For itself and as Representative of the other Underwriters named on Schedule I.

Signature Page to Underwriting Agreement

Exhibit 1.1
Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of First Securities to be Purchased	Principal Amount of Optional Securities to be Purchased*
FBR Capital Markets & Co.	$10,350,000	$1,552,500
Keefe, Bruyette & Woods, Inc.	16,650,000	2,497,500
D.A. Davidson & Co.	7,650,000	1,147,500
Janney Montgomery Scott LLC	4,500,000	675,000
Wunderlich Securities, Inc.	3,825,000	573,750
BB&T Capital Markets, a division of BB&T Securities, LLC	2,025,000	303,750
Oppenheimer & Co. Inc.	—	—

Total	$45,000,000	$6,750,000

* If the several Underwriters elect to exercise their option to purchase all of the Optional Securities.

Schedule I

Exhibit 1.1
Underwriting Agreement

SCHEDULE II
Issuer General-Use Free Writing Prospectuses
Final Term Sheet, attached as Schedule III hereto

Schedule II

Exhibit 1.1
Underwriting Agreement

SCHEDULE III
Term Sheet

FINAL TERM SHEET	CONFIDENTIAL
February 25, 2016
BofI Holding, Inc.
$45,000,000 6.25% Subordinated Notes due 2026

Issuer	BofI Holding, Inc.

Securities	6.25% Subordinated Notes due 2026

Security Type	Subordinated Fixed Rate Note

Rating (KBRA)*	BBB (stable)

Trade Date	February 25, 2016

Settlement Date (T+5)	March 3, 2016

Denominations	The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof.

Joint Book-Running Managers	FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc.

Lead Manager	D.A. Davidson & Co.

Co-Managers	Janney Montgomery Scott LLC, Wunderlich Securities, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Oppenheimer & Co. Inc.

Principal Amount	$45,000,000

Over-Allotment Option	15.0%

Public Offering Price	100.00% of principal amount

Underwriting Discount	$1,417,500, which reflects an underwriting discount of 3.15%

Proceeds to Company, Before Expenses	$43,582,500

Maturity Date	February 28, 2026

Coupon	6.25%

Interest Payment Dates	Quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year)

Record Dates	May 15, August 15, November 15 and February 15, whether or not a business day of each year

Optional Redemption
We may elect to redeem the Notes in whole at any time or in part from time to time on or after March 31, 2021, which date may be extended at the Company's discretion, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $10 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption. We may also redeem the Notes, at our option, in whole, at any time, or in part from time to time, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940. Under the current risk-based capital guidelines applicable to us, any redemption of the Notes will be subject to prior approval of the Board of Governors of the Federal Reserve System.

Listing	Application has been made to list the Notes on the NASDAQ Global Select Market

CUSIP / ISIN Numbers	05566U 306 / US05566U3068

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule III

Exhibit 1.1
Underwriting Agreement

Exhibit A
FORM OF OPINION OF COUNSEL TO THE COMPANY
1.The Registration Statement was automatically effective under the Securities Act on February 25, 2015 (the “Effective Date”), and the Prospectus was filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on February [•], 2015. To such counsel’s knowledge after inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel’s knowledge, no proceeding or examination for such purpose has been instituted or threatened, by the Commission. The Registration Statement, on the Effective Date, and on the date hereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appeared on their face to be responsive as to form in all material respects to the requirements of the Securities Act, except that in each case such counsel many express no opinion with respect to the financial statements, supporting schedules and footnotes, and financial information derived therefrom contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

2.The Company is (a) a corporation validly existing and in good standing under the laws of the state of Delaware, and (b) duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended, and (c) duly qualified and in good standing as a foreign corporation under the laws of the State of California.

3.The Bank (a) is validly existing as a federally chartered savings bank under the laws of the United States of America, and (b) is in good standing with the Office of the Comptroller of the Currency.

4.To such counsel’s knowledge, neither the Company nor the Bank is a party to any consent decree, cease-and-desist order, written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter that is enforceable against the Company or the Bank and would result in sanctions against the Company or the Bank from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management except, in each case, as individually or in the aggregate would not reasonably expected to have a Material Adverse Effect, nor have any of them been advised in writing by any Bank Regulatory Authority that it will issue or request any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions. The Bank is an “insured depository institution” within the

Exhibit 1.1
Underwriting Agreement

meaning of Section 3(a)(2) of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of deposit insurance is pending.

5.The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and Prospectus.

6.The Company has the power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Securities and to perform its obligations thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Underwriting Agreement, the Indenture, the issue and sale of the Securities and the consummation by the Company of the transactions contemplated thereby or by the Registration Statement, Time of Sale Disclosure Package and Prospectus has been duly and validly taken.

7.The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.The form of the Securities attached to the Prospectus are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee, the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
10.The Indenture has been duly qualified under the Trust Indenture Act.

11.The Underwriting Agreement, Securities and Indenture conform in all material respects to the respective descriptions thereof contained in the Registration Statement, Time of Sale Disclosure Package and Prospectus.

12.To such counsel’s knowledge, no consent, approval, authorization, or order of or filing with any federal or New York state governmental authority or any federal or New York state court is required for the issuance and sale of the Securities, the Company’s execution, delivery or performance of the Underwriting Agreement or the Indenture and the consummation of the transactions contemplated thereby, other than (a)

Exhibit 1.1
Underwriting Agreement

those that have been obtained under the Securities Act, the Exchange Act or the rules of the Nasdaq, and (b) those under state securities or blue sky laws.

13.To such counsel’s knowledge, except as described in the Registration Statement, Time of Sale Disclosure Package and Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or threatened that are required to be disclosed in the Registration Statement, Time of Sale Disclosure Package or Prospectus.

14.The statements made in the Registration Statement, Time of Sale Disclosure Package and Prospectus under the caption “Description of the Notes” insofar as they purport to constitute summaries of the terms of the Securities and the Indenture, constitute accurate summaries of the terms of such documents in all material respects.

15.The descriptions in the Registration Statement, Time of Sale Disclosure Package and Prospectus of statutes and, to such counsel’s knowledge, legal, governmental and regulatory proceedings are accurate in all material respects; the statements in the Prospectus under the heading “Material United States Federal Income Tax Considerations,” insofar as they purport to describe provisions of the U.S. federal income tax laws referred to therein, and subject to the limitations, qualifications and assumptions set forth therein and herein, fairly summarize, in all material respects, such laws.

16.The Company is not, and will not be, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Disclosure Package and Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

17.The reports filed by the Company under the Exchange Act incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and Prospectus or any amendment or supplement thereto made by the Company prior to the date hereof (except for the financial statements, notes and schedules and other financial, statistical and accounting data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

18.The execution and delivery of the Underwriting Agreement by the Company, the issuance and sale of the Securities or the use of the proceeds from the sale of the Securities, as described in the Prospectus under the caption “Use of Proceeds,” will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Exhibit 1.1
Underwriting Agreement

19.Each of the Company and the Bank has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

20.The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the issuance, sale and delivery of the Securities by the Company do not conflict with or result in a breach or violation of (a) any of the terms or provisions of any agreement that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, (b) the Certificate of Incorporation or the Bylaws or, (c) to such counsel’s knowledge, any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (a) and (c) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Counsel to the Company shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement, Time of Sale Disclosure Package and Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Disclosure Package and Prospectus and any amendment or supplement thereto (except as otherwise expressly set forth in its opinion letter), no facts have come to their attention which lead them to believe that (A) the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Disclosure Package, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Time of Sale Disclosure Package or Prospectus).